UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2018

ARISTA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169802	27-1497347
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

 (Address of principal executive offices)

(973) 218-2428

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The shares of the Company’s common stock were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 1, 2018, Walter A. Wojcik, Jr. resigned from his position as the Chief Financial Officer of the Company effective immediately. Mr. Wojcik advised the Company that his resignation was not due to any disagreement with the Company relating to its operations, policies or practices. On October 1, 2018, Mr. Wojcik also entered into an agreement to provide certain advisory services to the Company and Brio Financial Group (“Brio”) at a rate of $60 per hour.

On October 1, 2018, Jonathan R. Tegge, 29, was appointed Interim Chief Financial Officer of the Company pursuant to an agreement dated September 1, 2018 between the Company and Brio. Under the agreement, Brio agreed to assist the Company in the preparation of its quarterly and annual financial statements and related matters at a fixed monthly rate of $5,000 plus expenses. As part of this fixed monthly rate, Brio agreed to provide the Company with an Interim Chief Financial Officer upon request by the Company until the Company identifies a full time Chief Financial Officer. In addition, Brio may provide additional services if requested by the Company at Brio’s standard hourly rates. The Company also agreed to issue 144,000 shares of its common stock to Brio, vesting as to 48,000 shares upon execution of the agreement and thereafter as 4,000 shares for the following 24 months. The agreement will continue in effect through December 31, 2019; provided that either party may terminate the agreement without penalty for any reason upon 10 days’ prior written notice to the other party.

Mr. Tegge has been a Senior Associate of Financial Reporting for Brio since late 2015. In that capacity, he consults with various private and public companies with respect to financial reporting, analysis of complex financial instruments and the valuation of such instruments. Prior to joining Brio, Mr. Tegge was an accounting consultant at Robert Half Finance & Accounting from 2014 to 2015, where he was involved in their accounting practice with industry focuses in healthcare and professional service firms. Mr. Tegge has a Bachelor of Science in Accounting from New Jersey Institute of Technology.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2018	ARISTA FINANCIAL CORP.

	By:	/s/ Paul Patrizio
Paul Patrizio Chief Executive Officer

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